Exhibit (23)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
EASTGROUP PROPERTIES, INC.

We consent to incorporation by reference in the registration statements (Nos. 333-109769 and 333-29159) on Form S-3 and the registration statements (Nos. 33-60909, 333-91405, 333-51666 and 333-117308) on Form S-8 of EastGroup
Properties, Inc. of our reports dated March 11, 2005, with respect to the consolidated balance sheets of EastGroup Properties, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectivness of internal control over financial reporting as of December 31, 2004 which reports appear in the December 31, 2004 annual report on Form 10-K of EastGroup Properties, Inc.

Jackson, Mississippi                              KPMG LLP
March 11, 2005